Exhibit 1
                                 ---------

                             OPTION AGREEMENT
                             ----------------

THIS OPTION AGREEMENT (this "Agreement") is made as of the 25th day of September, 2001 (the "Option Date"), between CYL DEVELOPMENT HOLDINGS, L.L.C., a New Jersey limited liability company (the "Company"), with an address at 330 South Street, P.O. Box 1975, Morristown, New Jersey 07962-1975, and Charles D. Peebler, Jr. (the "Holder"), with an address at 435 East 52nd Street, NY, NY 10022.

                                WITNESSETH:

WHEREAS, the Company is the owner of certain shares of common stock of dreamlife, inc., a Delaware corporation ("dreamlife") (such shares being referred to as the "dreamlife Stock"); and

WHEREAS, the Company desires to afford the Holder the option to purchase shares of the dreamlife Stock from the Company, on the terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:


     GRANT OF OPTION.
     ---------------

          General. The Company hereby grants to the Holder the irrevocable right and option (hereinafter called the "Option") to purchase from the Company one hundred thousand (100,000) shares (the "Option Shares") of the dreamlife Stock, or any part of such number, on the terms and conditions herein set forth.

          Reservation of Option Shares. The Company shall at all times during the Term (as defined in Section 3) reserve and keep available such number of shares of dreamlife Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     EXERCISE PRICE. THE EXERCISE PRICE OF THE OPTION SHARES SHALL BE $1.00 PER SHARE (THE "EXERCISE PRICE"). THE EXERCISE PRICE SHALL BE PAID ONLY IN CASH.

     TERM OF OPTION. THE TERM OF THE OPTION SHALL BE FOR A PERIOD OF FIVE
(5) YEARS FROM THE OPTION DATE, SUBJECT TO EARLIER TERMINATION AS
HEREINAFTER PROVIDED (THE "TERM").

     ADJUSTMENT TO NUMBER OF OPTION SHARES AND EXERCISE PRICE. THE NUMBER OF OPTION SHARES PURCHASABLE UPON THE EXERCISE OF THE OPTION AND THE EXERCISE PRICE SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME UPON THE OCCURRENCE OF CERTAIN EVENTS, AS FOLLOWS:

          Reclassification, Amalgamation, Etc. In the event of (i) any reclassification, reorganization, change or conversion of securities of the dreamlife Stock, (ii) any amalgamation of dreamlife with another corporation (other than a merger or consolidation with another corporation in which dreamlife is the acquiring and the surviving corporation and which does not result in any reclassification or change of the dreamlife Stock), or (iii) any sale of all or substantially all of the assets of dreamlife, the Company shall duly execute and deliver to the Holder a new Option or a supplement hereto (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of the Option, and in lieu of the shares of dreamlife Stock theretofore issuable upon the exercise of the Option, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, reorganization, change, conversion, amalgamation or consolidation by a holder of the number of shares of dreamlife Stock then purchasable under the Option. Such new Option shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly attach to successive reclassifications, reorganizations, changes, amalgamations, consolidations and transfers.

          Subdivision or Combination of Option Shares. If dreamlife at any time during the Term shall subdivide or combine the dreamlife Stock: (i) in the event of a subdivision, the Exercise Price shall be proportionately decreased and the number of Option Shares purchasable hereunder shall be proportionately increased, and (ii) in the event of a combination, the Exercise Price shall be proportionately increased and the number of Option Shares purchasable hereunder shall be proportionately decreased.

          Stock Dividends; Etc. If dreamlife at any time during the Term shall (i) pay a dividend with respect to dreamlife Stock payable in dreamlife Stock (or rights, options or warrants in respect thereof (collectively, "Warrants")), or (ii) issue any warrants or options, other than those currently outstanding or which dreamlife, prior to the date hereof, has obligated itself to issue to officers, directors, employees or consultants, having an exercise price (on a per-share basis) below the fair market value of a share of dreamlife Stock on the date of authorization or grant of such Warrants, or (iii) make any other distribution with respect to dreamlife Stock (except any distribution specifically provided for in Sections 4(a) and (b) above), the price at which the Holder shall be able to purchase Option Shares shall be adjusted by multiplying the Exercise Price in effect immediately prior to such date of determination of the holders of securities entitled to receive such distribution, by a fraction
(A) the numerator of which shall be the total number of shares of dreamlife Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of dreamlife Stock outstanding immediately after such dividend or distribution, as if all of such Warrants had been exercised and the Holder received the consideration payable in respect thereof. Upon each adjustment in the Exercise Price pursuant to this Section 4(c), the number of Option Shares of dreamlife Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Option Shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          Limitation to Adjustment. The adjustment of the number of shares of dreamlife Stock purchasable under Section 4(a), (b), or (c) above shall take place only in the event that the number of shares of dreamlife Stock owned by the Company, or the number of shares of dreamlife Stock issuable to the Company upon the conversion, exercise or exchange of any security into shares of dreamlife Stock, shall be so adjusted, due to the occurrence of an event described in Section 4(a), (b), or (c), and only to the extent that the Company has participated in such event.

          Notice of Adjustments. Whenever the Exercise Price or the number of Option Shares purchasable hereunder shall be adjusted pursuant to this
Section 4, the Company shall prepare and deliver to the Holder a notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated.

          Fractional Shares. No fractional shares of dreamlife Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Purchase Price payable hereunder by the Holder shall be reduced by the dollar amount of such fractional share based on the fair market value thereof.

     PROCEDURE FOR EXERCISE OF THE OPTION. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE OPTION MAY BE EXERCISED DURING THE TERM BY WRITTEN NOTICE TO THE COMPANY AT THE ADDRESS SET FORTH ABOVE IN A FORM SUBSTANTIALLY SIMILAR TO THE NOTICE ATTACHED HERETO AS EXHIBIT A. SUCH NOTICE SHALL STATE THE HOLDER'S ELECTION TO EXERCISE THE OPTION AND THE NUMBER OF OPTION SHARES IN RESPECT OF WHICH IT IS BEING EXERCISED, AND SHALL BE SIGNED BY THE PERSON SO EXERCISING THE OPTION. SUCH NOTICE SHALL BE ACCOMPANIED BY PAYMENT IN FULL OF THE EXERCISE PRICE, WHICH PAYMENT SHALL BE MADE IN CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS. THE CERTIFICATE OR CERTIFICATES FOR THE SHARES AS TO WHICH THE OPTION SHALL HAVE BEEN SO EXERCISED SHALL BE REGISTERED IN THE NAME OF THE PERSON SO EXERCISING THE OPTION, OR IF THE HOLDER SO ELECTS, IN THE NAME OF THE HOLDER OR ONE OTHER PERSON AS JOINT TENANTS, AND SHALL BE DELIVERED TO THE HOLDER AS SOON AS PRACTICABLE AFTER THE NOTICE SHALL HAVE BEEN RECEIVED.

     NON-TRANSFERABILITY; RESTRICTIONS ON DISPOSITION.
     ------------------------------------------------

          Transfer of the Option. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Holder, only by the Holder. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, nor shall it be assignable by operation of law or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

          Transfer of the Option Shares. All Option Shares acquired by the Holder pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition provided by federal and state securities laws and as noted in Section 9.

          Restrictive Legend. Each certificate for the Option Shares issued to the Holder pursuant to this Agreement may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws and by this Agreement.

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THE COMPANY HEREBY REPRESENTS AND WARRANTS TO THE HOLDER, KNOWING AND INTENDING THAT THE HOLDER IS ENTERING INTO THIS AGREEMENT AND PERFORMING THE OBLIGATIONS ON HIS PART IN RELIANCE HEREON, THAT:

          Ownership of Shares. Except as described in Section 9, (i) the Company owns the Option Shares legally and beneficially, free and clear of any and all liens, security interests, pledges, restrictions, charges, encumbrances and claims of any nature whatsoever; (ii) the Option Shares have been duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of others; and (iii) the Company has the absolute and unrestricted right to sell, transfer and assign the Option Shares to the Holder upon the exercise of the Option.

          Authority. The Company has the legal right, power and capacity to enter into this Agreement and to carry out the transactions herein contemplated. This Agreement, and all other documents executed by the Company in connection herewith, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

          No Violations. Except as described in Section 9, the execution, delivery and performance by the Company of this Agreement does not contravene any law, governmental rule, regulation or order applicable to the Company; does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or order, writ, injunction or decree to which the Company is a party or by which it or any of its assets are bound; and will not result in the imposition of a lien upon any assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or by which it or its assets are bound.

     HOLDER'S REPRESENTATIONS AND WARRANTIES. THE HOLDER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY, KNOWING AND INTENDING THAT THE COMPANY IS ENTERING INTO THIS AGREEMENT AND PERFORMING THE OBLIGATIONS ON ITS PART IN RELIANCE HEREON, THAT:

          Authority. The Holder has the legal right and power to enter into this Agreement and to carry out the transactions herein contemplated. This Agreement and all other documents executed by the Holder in connection herewith constitute the legal, valid and binding obligations of the Holder, enforceable in accordance with their terms.

          Consents. To the best of his knowledge, no consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement.

          No Violations. The execution, delivery and performance by the Holder of this Agreement does not contravene any law, governmental rule, regulation or order applicable to the Holder, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or order, writ, injunction or decree to which the Holder is a party or by which he or any of his assets are bound.

          Exercise Price. The Holder is satisfied that the Exercise Price is fair and just. The Holder acknowledges that any risks involved in the valuation of the Option Shares were taken into account in the determination of the Exercise Price.

          Investment. The Option and the Option Shares to be issued hereunder are being acquired for investment purposes only and not with a view to the distribution thereof. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, the Holder shall, if required in the Company's discretion, demonstrate this intention by delivering to the Company an investment certificate or letter in such form as the Company may require.

          Compliance with Laws. The Holder shall not offer, sell or otherwise dispose of the Option or any Option Shares to be issued hereunder except under circumstances which will not result in a violation of applicable federal or state securities laws.

          Due Diligence. The Holder has had the opportunity to conduct due diligence to become familiar with dreamlife, its assets, liabilities, fiscal affairs, operations and value. The Holder, prior to executing this Agreement, has had adequate opportunity to show this Agreement to, and consult with, independent legal counsel of his own choosing.

     INTENTIONALLY OMITTED
     ---------------------

     RIGHTS AS SHAREHOLDER OF DREAMLIFE. THE HOLDER SHALL NOT BE ENTITLED TO VOTE OR RECEIVE DIVIDENDS OR BE DEEMED A HOLDER OF DREAMLIFE STOCK OR ANY OTHER SECURITIES OF DREAMLIFE WHICH MAY AT ANY TIME BE ISSUABLE ON THE EXERCISE OF THE OPTION FOR ANY PURPOSE, AND NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO CONFER UPON THE HOLDER ANY RIGHTS OR PRIVILEGES OF A SHAREHOLDER OF DREAMLIFE, INCLUDING THE RIGHT TO VOTE FOR THE ELECTION OF DIRECTORS OR ANY OTHER MATTER SUBMITTED TO SHAREHOLDERS OF DREAMLIFE AT ANY MEETING THEREOF, OR TO RECEIVE NOTICE OF MEETINGS, OR TO RECEIVE DIVIDENDS OR SUBSCRIPTION RIGHTS OR OTHERWISE UNLESS AND UNTIL THE OPTION SHALL HAVE BEEN EXERCISED AND CERTIFICATES REPRESENTING THE OPTION SHARES SHALL BE ENDORSED, TRANSFERRED AND DELIVERED TO THE HOLDER AND THE HOLDER'S NAME HAS BEEN ENTERED AS A SHAREHOLDER OF RECORD ON THE BOOKS OF DREAMLIFE. THE EXISTENCE OF THE OPTION HEREIN GRANTED SHALL NOT AFFECT IN ANY WAY THE RIGHT OR POWER OF DREAMLIFE OR ITS SHAREHOLDERS TO MAKE OR AUTHORIZE ANY OR ALL ADJUSTMENTS, RECAPITALIZATIONS, REORGANIZATIONS OR OTHER CHANGES IN DREAMLIFE'S CAPITAL STRUCTURE OR ITS BUSINESS, OR ANY MERGER OR CONSOLIDATION OF DREAMLIFE, OR ANY ISSUE OF BONDS, DEBENTURES, PREFERRED OR PRIOR PREFERENCE STOCK AHEAD OF OR AFFECTING THE OPTION SHARES OR THE RIGHTS THEREOF, OR DISSOLUTION OR LIQUIDATION OF DREAMLIFE, OR ANY SALE OR TRANSFER OF ALL OR ANY PART OF ITS ASSETS OR BUSINESS, OR ANY OTHER CORPORATE ACT OR PROCEEDING, WHETHER OF A SIMILAR CHARACTER OR OTHERWISE.

     EXERCISABILITY OF OPTION UPON DEATH OF HOLDER. IF THE HOLDER DIES DURING THE TERM, THE OPTION MAY THEREAFTER BE IMMEDIATELY EXERCISED, TO THE EXTENT THE HOLDER SHALL HAVE BEEN ENTITLED TO DO SO AT THE DATE OF HIS DEATH PURSUANT TO SECTION 5 HEREOF, BY THE LEGAL REPRESENTATIVE OF THE ESTATE OR BY THE LEGATEE OF THE HOLDER UNDER THE WILL OF THE HOLDER, FOR A PERIOD OF ONE YEAR FROM THE DATE OF SUCH DEATH OR UNTIL THE EXPIRATION OF THE TERM, WHICHEVER PERIOD IS SHORTER.

     MISCELLANEOUS PROVISIONS.
     ------------------------

          Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

          Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:     CYL Development Holdings, L.L.C.
                       c/o Van Beuren Management, Inc.
                       330 South Street, P.O. Box 1975
                       Morristown, New Jersey 07962-1975

If to the Holder:      Charles D. Peebler, Jr.
                       435 East 52nd Street
                       NY, NY  10022

          Governing Law; Jurisdiction. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive laws of the State of New Jersey, without regard to conflict of law principles. For purposes of any suit, action, or proceeding involving this Agreement, the parties hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New Jersey. The parties hereto each hereby irrevocably waive any objection that each may now or hereafter have to the laying of venue of any suit, action or proceeding arising out or relating to this Agreement brought in any federal or state court sitting in the State of New Jersey and hereby irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

          WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          Entire Agreement. This Agreement contains the entire, final and complete understanding of the parties hereto with respect to the transactions contemplated herein and supersedes any and all prior discussions, understandings, agreements or undertakings of the parties (whether written or verbal) with respect to the matters contained herein, and may be amended only by a written instrument executed by all of the parties hereto.

          Partial Invalidity. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or declared invalid under applicable law, such provision shall be ineffective to the extent of such prohibition and shall not affect the validity of the remaining provisions of this Agreement.

          Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs, executors and personal representatives.

          Further Assurances. The parties hereto shall duly execute and deliver such further documents, certificates, instruments or agreements and make such further assurances for and take such further actions reasonably requested by the other party to this Agreement, all as may be reasonably necessary to carry out the intent and purpose of this Agreement and consummate the exercise of the Option.

          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer hereunto duly authorized, and the Holder has hereunto set his or her hand, all as of the day and year first above written.

                                            CYL DEVELOPMENT HOLDINGS, L.L.C.

                                            By:      /s/ David J. Roy
                                            ------------------------------------
                                            Name:    David J. Roy
                                            Title:   Manager



                                                     /s/ Charles D. Peebler, Jr.
                                            ------------------------------------
                                            Charles D. Peebler, Jr.

                                                                     Exhibit A
                                                                     ---------

                          NOTICE OF EXERCISE OF OPTION


To:   CYL DEVELOPMENT HOLDINGS, L.L.C. (the "Company")
      330 South Street, P.O. Box 1975
      Morristown, New Jersey 07962-1975

          1. The undersigned hereby elects to purchase ____________ shares of common stock of dreamlife, inc. (the "dreamlife Stock") pursuant to the terms of the attached Option Agreement, and hereby tenders herewith full payment of the exercise price of such shares to the Company in cash or other immediately available funds.

          2. Please instruct the transfer agent of the dreamlife Stock to issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below, and to deliver to us current certificates in the Company's name, with stock powers endorsed in blank:

-----------------------------------------   (Name)


-----------------------------------------   (Address)

-----------------------------------------

-----------------------------------------

          3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                  Signature:
                                             ----------------------------------

                                  Name:
                                             ----------------------------------

                                  Address:
                                             ----------------------------------

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